Consent of Independent Auditors

We consent to the use of our report dated February 3, 2000, with respect to the consolidated financial statements of IDS Life Insurance Company and to the incorporation by reference of our report dated February 3, 2000, with respect to the financial statements of IDS Life Variable Fund B, included in Post-Effective Amendment No. 62 to the Registration Statement (Form N-1, No. 2-47430 and 2-29358) and related Prospectus for the registration of IDS Life Variable Annuity Fund B interests to be offered by IDS Life Insurance Company.


                                                  /s/  Ernst & Young LLP


Minneapolis, Minnesota
April 24, 2000